Exhibit 10.87(b)

AMENDMENT TO EMPLOYMENT AND POST-EMPLOYMENT COVENANTS AGREEMENT
This Amendment to Employment and Post-Employment Covenants Agreement (“Amendment”) is made as of the 13th day of February, 2023, by and between Burger King Company LLC (as successor in interest to Burger King Corporation) (the “Company”) and Jose Cil (“Cil”) (each a “Party” and, collectively, the “Parties”), to that certain Employment and Post-Employment Covenants Agreement between the Parties dated as of January 23, 2019, as such agreement may have been amended from time to time, that governs the terms and conditions of Cil’s employment with the Company (the “Agreement”). Unless defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Parties desire to amend the Agreement as more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that the Agreement is amended as follows, effective as of March 1, 2023 (the “Effective Date”). The Parties acknowledge that this Amendment is not applicable to any period(s) prior to the Effective Date.

1.Term of Employment. Section 2(a) of the Agreement is amended to: (a) provide that the term of the Agreement, and therefore Cil’s employment with the Company, shall terminate on March 1, 2024 (the “Termination Date”) unless sooner terminated in accordance with the Separation Agreement between the Company and you, dated of even date herewith, and (b) delete the last two (2) sentences of Section 2(a) in their entirety. Additionally, Cil hereby waives any right or entitlement he may have had, if any, under the Agreement to receive pay in lieu of notice and severance pay upon the termination of his employment on the Termination Date.
2.Responsibilities. Section 2(b) of the Agreement is amended to add the following sentence: “Executive shall devote at least one day per week to his duties.”
3.Location. Section 2(c) of the Agreement is amended to delete the penultimate sentence of Section 2(c).
4.Base Salary. Section 3 of the Agreement shall be deleted in its entirety and replaced with the following:
“3. Base Salary. Commencing March 1, 2023, the Company shall pay Executive a base salary at an annualized rate equal to US$200,000, payable in installments on the Company’s regular payroll dates (“Base Salary”).”

5.Annual Incentive Compensation. Section 4 of the Agreement is deleted in its entirety and replaced with the following:
“4. Annual Incentive Compensation. Executive shall not be eligible to participate in any annual bonus program or other annual incentive plan adopted or maintained by the Company with respect to any calendar year following 2022.”
6.BOARD SERVICE. During the term of the Agreement and subject to (a) the Company’s prior written consent, which shall not be unreasonably withheld and (b) the restrictive covenants
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Exhibit 10.87(b)
set forth in Sections 8 and 9 of the Agreement, Executive will be permitted to act or serve as a director, trustee or committee member of any public or private business, civic or charitable organization.
7.DEFINITION OF AFFILIATE AGREEMENTS. The definition of “Affiliate Agreements” set forth in Section 15(l) of the Agreement is deleted and replaced with the following: “Affiliate Agreements” means the Employment Agreement between Restaurant Brands International Inc. and Executive, dated as of January 23, 2019, and the Employment Agreement between The TDL Group Corp. and Executive, dated as of January 23, 2019, collectively. The Parties acknowledge that Affiliate Agreements have been terminated by letter agreement dated of even date herewith.
8.Miscellaneous. For the avoidance of doubt, the modifications to the Agreement made by this Amendment shall not constitute a “separation from service” under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. All provisions of the Agreement not modified by this Amendment remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute one and the same instrument. Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

[signatures on following page]

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Exhibit 10.87(b)
IN WITNESS WHEREOF, the Company and Cil have executed this Amendment as of the date first ser forth above.

JOSE E. CIL Signature: /s/ Jose E. Cil Print Name: Jose E. Cil	BURGER KING COMPANY LLC By: /s/ Jill Granat Name: Jill Granat Title: Assistant Secretary

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